                                 SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

[LOGO OF DEAN FOODS]

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Dean Foods Company which will be held on Tuesday, September 28, 1999, at 10:00 A.M., local time, in Rosemont, Illinois.

  The enclosed Notice of 1999 Annual Meeting and Proxy Statement contain details concerning the business to be conducted at the Annual Meeting. The Board of Directors of the Company recommends a vote "FOR" the election of the director nominated to serve until the 2001 Annual Meeting of Stockholders and the four directors nominated to serve until the 2002 Annual Meeting of Stockholders; and "FOR" the amendments to the Company's 1989 Stock Awards Plan proposed by the Board of Directors. As is customary, there will be a report on the Company's business, and stockholders will have an opportunity to inquire about the affairs of the Company that may be of general interest.

  Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting even if you are unable to attend.

                                          Sincerely,


                                          /s/  Howard M. Dean
                                          Howard M. Dean
                                          Chairman of the Board and
                                          Chief Executive Officer

August 20, 1999

NOTICE OF 1999 ANNUAL MEETING

The Annual Meeting of Stockholders of Dean Foods Company will be held on Tuesday, September 28, 1999, at 10:00 A.M., Central Daylight Savings Time, at the Rosemont Convention Center, 5555 North River Road, Rosemont, Illinois, for the purpose of considering and acting upon the following:

  (1) The election of one director to serve until the 2001 Annual Meeting.

  (2) The election of four directors to serve until the 2002 Annual Meeting.

  (3) A proposal of the Board of Directors to approve amendments to the Company's 1989 Stock Awards Plan.

  (4) Such other matters as may properly come before the meeting.

  Directions to the site of the Annual Meeting appear at the conclusion of the Proxy Statement.

  The Board of Directors has fixed the close of business on August 6, 1999, as the record date for the determination of stockholders entitled to vote at the meeting, and only holders of shares of Company Common Stock of record at the close of business on that day will be entitled to vote. The stock transfer books will not be closed. A complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder of record for any purpose germane to the meeting during normal business hours at the offices of the Rosemont Convention Center, 5555 North River Road, Rosemont, Illinois, during the 10-day period preceding the meeting. A copy of the Company's Annual Report for fiscal year 1999 is concurrently being mailed to each person named in such list.

  The 1999 Annual Meeting may be postponed or adjourned from time to time without any notice other than by announcement at the meeting of any postponements or adjournments thereof, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

  Whether or not you expect to be present at the meeting, please date, sign and return the enclosed proxy, which is solicited by the Board of Directors. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

                                          Dale E. Kleber
                                          Secretary

August 20, 1999

   YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY.
                                  THANK YOU.

Dean Foods Company
3600 North River Road
Franklin Park, Illinois 60131

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Dean Foods Company, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on September 28, 1999 (the "1999 Annual Meeting") and any adjournment thereof. A proxy in the accompanying form, properly executed and received by the Secretary prior to the closing of the polls on the particular matter and not revoked, will be voted FOR the election of directors as set forth therein (unless otherwise designated) and will be voted in accordance with the specifications made thereon with regard to the proposal of the Board of Directors to amend the Company's 1989 Stock Awards Plan, or, to the extent no specification is made, will be voted in the election of directors as described under "Election of Directors" below and will be voted FOR such amendments. A proxy with respect to any matter may be revoked at any time prior to the closing of the polls on such matter at the 1999 Annual Meeting by giving notice of revocation or a duly executed proxy bearing a later date to the Secretary prior to the closing of the polls on such matter. The approximate date of mailing this Proxy Statement is August 20, 1999. The cost of soliciting proxies will be borne by the Company. The Company will solicit proxies by mail, and directors, officers and employees of the Company may solicit proxies by telephone, telegraph, facsimile transmission or in person. The Company has retained Morrow & Company, Inc. to aid in the solicitation of proxies at a fee of $6,000 plus customary expenses.

  Only holders of Company Common Stock of record on the books of the Company at the close of business on August 6, 1999, will be entitled to vote at the meeting. On that date there were 39,311,791 shares outstanding, the holders of which are entitled to one vote per share. A majority of the outstanding shares of Company Common Stock will constitute a quorum for the transaction of business at the 1999 Annual Meeting.

  Pursuant to Delaware law, shares entitled to cast votes on a matter at the 1999 Annual Meeting which are the subject of an ABSTAIN on that matter will be treated for quorum and all other purposes relevant to that matter as being present at the meeting and entitled to vote and thus will have the same effect as a vote of such shares against that matter. Shares entitled to cast votes on a matter at the meeting which are the subject of a broker non-vote on that matter will be treated as present for quorum purposes relevant to that matter, but will not be included in determining whether a majority or other required percentage of the "shares present and entitled to vote" on that matter has been obtained.

ELECTION OF DIRECTORS

The Board of Directors consists of three classes of directors elected to serve staggered three-year terms of office. The class to be elected at the 1999 Annual Meeting consists of four directors to hold office until the 2002 Annual Meeting of Stockholders and until their successors shall have been elected and qualified. The nominees for the class to be elected are Richard E. Bailey, Edward A. Brennan, John S. Llewellyn, Jr. and Richard P. Mayer (all of whom currently serve on the Board of Directors).

  Pursuant to a policy governing the retirement of Directors from the Board,
(i) any non-employee Director who is elected as a Director of the Company prior to his/her 65th birthday and discontinues his/her principal position or identification which prevailed at the time of election must submit his/her resignation as a Director upon the request of the Corporate Governance Committee of the Board of Directors and the Chairman of the Board; (ii) any non-employee Director who is elected as a Director of the Company to a term expiring after his/her 70th birthday must submit his/her resignation as of the first day of the month after such birthday; (iii) any Director who is an employee of the Company or any of its subsidiaries must submit his/her resignation as a Director of the Company at the first meeting of the Board after termination of his/her employment with the Company and its subsidiaries; and (iv) notwithstanding the foregoing, a Director who is serving or has previously served as Chief Executive Officer of the Company must submit his/her resignation as a Director of the Company upon the request of a majority of the Board of Directors made at any time subsequent to one month before his/her 70th birthday.

  Consistent with the foregoing policy, Mr. Andrew J. McKenna, a non-employee Director of the Company since 1983, who will turn 70 at the end of September 1999, has submitted his resignation effective immediately prior to the 1999 Annual Meeting of Stockholders. Although the Board of Directors has the authority to fill the vacancy created by Mr. McKenna's resignation, given the timing of the resignation the Board has instead determined to submit the election of Mr. McKenna's successor to the Company's stockholders. The nominee, to serve for the remainder of Mr. McKenna's term, is Mr. J. Christopher Reyes.

  If the accompanying form of proxy is properly executed, the persons named as proxies therein will (unless otherwise designated) vote the shares of Company Common Stock represented by such executed proxy for the election of the five persons named below. In case any of the nominees is not a candidate at the meeting, an event which the Board of Directors does not anticipate, the enclosed proxy may be voted for a substitute nominee and (unless otherwise designated) will be voted for the other nominees named. Information supplied by the nominees and all other directors concerning their ages, business experience, and periods of service as Directors is shown below.

NOMINEES FOR ELECTION AT THE 1999 ANNUAL MEETING

For a two-year term expiring in 2001:


J. CHRISTOPHER REYES, Chairman of Reyes Holdings, L.L.C. (a       [Portrait of
private food and beverage distribution company) since 1976.      J. Christopher
Director of Wintrust Financial Corporation (a financial               Reyes]
services holding company) since 1997. Age 45.



For three-year terms expiring in 2002:

RICHARD E. BAILEY, President and Chief Operating Officer of      [Portrait of
the Company since March 1998; Executive Vice President,           Richard E.
Worldwide Food Operations of Philip Morris Companies Inc. from      Bailey]
1996 to 1998; Executive Vice President, Operations of Kraft
Foods North America from 1988 to 1996. Director of the Company since March 1998. Age 52.

EDWARD A. BRENNAN, Retired since 1995. Chairman and Chief           [Portrait
Executive Officer of Sears, Roebuck and Co. from 1986 to            of Edward
August 1995. Director of Minnesota Mining & Manufacturing          A. Brennan]
Company (a home product and chemical company) since 1986, AMR
Corporation (an air transportation company) since 1987, Morgan
Stanley Dean Witter & Co. ( a financial services company) since 1993, The Allstate Corporation (an insurance company) since 1993, Unicom Corporation (an electric company) since
1995, and The SABRE Group (an electronic travel-related products and services distributor) since 1996. Director of the Company since March 1996; Chairman of Audit Committee; member of Executive Committee. Age 65.


JOHN S. LLEWELLYN, JR., Retired since 1997. President and           [Portrait
Chief Executive Officer of Ocean Spray Cranberries, Inc.            of John S.
(marketing cooperative of cranberry and citrus growers) from        LLewellyn,
1988 to 1997. Director of Paging Network, Inc. (PAGENET) (a            Jr.]
wireless messaging and information delivery company) since
1997. Director of the Company since 1994; Chairman of
Compensation Committee; member of Corporate Governance
Committee. Age 64.


RICHARD P. MAYER, Retired since 1995. Chairman and Chief            [Portrait
Executive Officer of Kraft General Foods North America (a           of Richard
diversified food company) from 1991 to January 1995; President      P. Mayer]
of General Foods Corporation, 1989-1991. Director of Brown-
Forman Corporation (a liquor and wine company) since 1994.
Director of the Company since March 1996; member of Compensation Committee. Age 59.

DIRECTORS WHOSE TERMS EXPIRE IN 2001:


LEWIS M. COLLENS, President of Illinois Institute of              [PORTRAIT OF
Technology and Chairman and Chief Executive Officer of IIT          LEWIS M.
Research Institute since 1990; Dean of IIT Chicago-Kent             COLLENS]
College of Law from 1974 to 1990. Director of AMSTED
Industries (a manufacturer of components for the railroad and construction industries) since 1991 and Chicago Stock Exchange since 1998. Director of the Company since December 1991;
member of Audit and Corporate Governance Committees. Age 61.

HOWARD M. DEAN, Chairman of the Board of Directors of the           [PORTRAIT
Company since 1989, Chief Executive Officer since 1987 and          OF HOWARD
President and Chief Operating Officer from 1970 to 1989.             M. DEAN]
Director of Ball Corporation (a diversified manufacturer of containers and hi-tech products) since 1984, Yellow
Corporation (a nationwide common carrier) since 1987 and Nalco
Chemical Company (a specialty chemical company) since 1987.
Director of the Company since 1970; Chairman of Executive
Committee. Age 62.

BERT A. GETZ, Chairman and Chief Executive Officer of Globe       [PORTRAIT OF
Corporation (a diversified investment firm) since 1992,           BERT A. GETZ]
President from 1974 to April 1999, Director since 1974.
Director of Ameritas Acacia Insurance Corporation since 1990.
Director of the Company since 1989; member of Compensation and Corporate Governance Committees. Age 62.

DIRECTORS WHOSE TERMS EXPIRE IN 2000:


PAULA HANNAWAY CROWN, Vice President of Henry Crown and           [PORTRAIT OF
Company (a private investment company) since 1985. Director of   PAULA HANNAWAY
the Company since 1992; member of Audit Committee. Age 40.           CROWN]





JOHN P. FRAZEE, JR., Chairman of the Board of Directors,          [PORTRAIT OF
President and Chief Executive Officer of Paging Network, Inc.       JOHN P.
(PAGENET) (a wireless messaging and information delivery          FRAZEE, JR.]
company) since August 1997. Director of Nalco Chemical Company
(a specialty chemical company) since 1985, Security Capital
Group Incorporated (creator and operator of real estate investment trusts) since 1991, Homestead Village, Inc.
(developer and operator of extended lodging properties) since
1991, and Paging Network, Inc. since 1995. Director of the
Company since 1988; member of Audit and Corporate Governance
Committees. Age 54.

JANET HILL, Vice President of Alexander & Associates (a            [PORTRAIT OF
corporate consulting firm) since 1981; President of Staubach,      JANET HILL]
Alexander, Hill (a commercial real estate consulting firm) since 1995. Director of Wendy's International, Inc. (a restaurant corporation) since 1995, First Union Bank of Virginia (a bank holding company) since 1996, and Progressive
Corporation (an insurance company) since 1996. Member of Audit
Committee. Age 51.

THOMAS A. RAVENCROFT, Senior Vice President of the Company         [PORTRAIT OF
since 1989, President of Dairy Division from 1994 to 1999,           THOMAS A.
Group Vice President from 1988 to 1989 and Vice President,          RAVENCROFT]
Corporate Planning from 1970 to 1988. Director of the Company since 1979. Age 62.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

The Board of Directors held eight meetings during fiscal year 1999.

  The Audit Committee of the Board of Directors meets with management of the Company and the Company's independent accountants to discuss the scope and results of the annual audit by the independent accountants, the fees of and services to be performed by the independent accountants, and the adequacy of the Company's system of internal controls. The Audit Committee met three times in fiscal year 1999.

  The Compensation Committee of the Board of Directors reviews and recommends, subject to the approval of the Board of Directors, salaries and other forms of cash compensation of elected Company officers, grants options and other awards under the Company's 1989 Stock Awards Plan, administers such plan, the Company's Supplemental Incentive Compensation Plan and the Company's Supplemental Benefit Plan, and reviews other personnel and compensation matters with the Company's management. The Compensation Committee met three times in fiscal year 1999.

  The Corporate Governance Committee of the Board of Directors is authorized to nominate individuals for election or reelection to the Board at any Annual Meeting of Stockholders and appoint individuals to fill any vacancy resulting from the resignation or retirement of a director. The Corporate Governance Committee considers suggestions regarding candidates for election to the Board submitted by stockholders in writing to the Secretary of the Company. With regard to the 2000 Annual Meeting, any such suggestion must be received by the Secretary no later than the date by which stockholder proposals for the 2000 Annual Meeting must be received as described below under the heading "Deadline for Submission of Stockholder Proposals for Inclusion in 2000 Proxy Materials". The Corporate Governance Committee met once in fiscal year 1999. The candidates for election at the 1999 Annual Meeting were nominated by the Board of Directors as a whole.

  During fiscal year 1999, each director of the Company who was not a salaried officer, employee, or paid consultant was paid an annual fee of $30,000 and fees of $1,200 for each meeting of the Board of Directors attended in person, $1,000 for each committee meeting attended in person and $1,000 for each Board or committee meeting attended by telephone. Such directors were also reimbursed for their out-of-pocket expenses of attending Board and committee meetings. Under a deferred compensation plan adopted in 1982 by the Board, directors may elect to defer payment of all or a portion of their annual fees, board meeting fees and committee meeting fees until after they cease to be directors. Deferred fees, and certain other amounts credited to the directors' accounts during 1996 in connection with the termination of a 1986 directors' retirement plan, accrue interest semiannually at the average prime rate. Directors may elect to have all or a portion of their deferred fees and such other amounts credited to a Company Common Stock account in Units based upon the market value of Company Common Stock on the dates credited. Additional Units are automatically awarded based upon dividends paid on Company Common Stock. Following termination of service as a director, a director is entitled to receive in cash (paid in annual installments determined by the Compensation Committee, which administers the plan) the market value of the Company Common Stock underlying the Units in such director's Company Common Stock account.

  The following table sets forth the number of Units credited as of July 30, 1999 to the Company Common Stock Accounts for the directors who were not officers, employees, or paid consultants and who were participating in the Company's deferred compensation plan for directors. Each Unit is equivalent in value to one share of Company Common Stock.

              Name                                              Number of Units
              ----                                              ---------------
      Edward A. Brennan........................................     3,965.41
      Lewis M. Collens.........................................     6,757.07
      Paula Hannaway Crown.....................................     7,653.48
      John P. Frazee, Jr.......................................     7,849.07
      Bert A. Getz.............................................    16,486.67
      John S. Llewellyn, Jr....................................     4,241.60
      Richard P. Mayer.........................................     1,608.78
      Andrew J. McKenna........................................    19,136.99

  Under the 1996 Director Stock Awards Plan, the Board may from time to time grant directors who are not employees of the Company or any of its subsidiaries non-qualified options to purchase shares of Company Common Stock at the market value on the date of grant and/or restricted Company Common Stock. The maximum number of shares which may be issued under the Plan is 100,000 (subject to adjustment).

  Pursuant to the Plan, during fiscal year 1999 non-qualified options at $49.43 per share were granted as follows: Mr. Brennan--3,000 shares; Mr. Collens--3,000 shares; Ms. Crown--3,000 shares; Mr. Frazee--3,000 shares; Mr. Getz--3,000 shares; Ms. Hill--3,000 shares; Mr. Llewellyn--3,000 shares; Mr. Mayer--3,000 shares; and Mr. McKenna--3,000 shares. Each option has a term of ten years, but, if earlier, will expire five years after the optionee terminates his or her service with the Board of Directors. Subject to acceleration in the event of a "change in control" (defined the same as in the agreements described below under the heading "Change in Control Agreements") or the optionee's death or disability while a director, each option becomes exercisable over four years at the rate of 25% per year, commencing one year after the date of grant, provided the optionee is still a Company director and not an employee of the Company or any of its subsidiaries. In the event of a change in control (as so defined), the optionee may, during the succeeding 90 days, in lieu of exercising the option, surrender it to the Company in return for a cash payment equal to the excess of the highest fair market value, during the thirty days preceding or succeeding the event, of the shares for which the option is then exercisable over their exercise price.

EXECUTIVE COMPENSATION

The following tables and text discuss the compensation paid in fiscal year 1999 and the two prior fiscal years to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company serving at the end of fiscal year 1999.

                          Summary Compensation Table

                                                                          Long Term
                                                                         Compensation
                                                                     --------------------
                                 Annual Compensation                    Awards    Payouts
                         ------------------------------------------  ------------ -------
                                                                      Securities
                                                       Other Annual   Underlying   LTIP    All Other
Name And Principal                                     Compensation  Options/SARs Payouts Compensation
Position                 Year Salary($)    Bonus($)       ($)(7)         (#)        ($)       ($)
------------------       ---- ---------    --------    ------------  ------------ ------- ------------
Howard M. Dean           1999 $700,000     $448,630           --        57,600        --    $62,455(9)
 Chairman of the Board   1998 $676,371     $843,630(6)        --       215,517    683,723   $65,661
 and Chief Executive     1997 $568,037     $637,338           --       119,451    326,923   $38,067
  Officer
Richard E. Bailey        1999 $625,000     $353,438           --        45,000        --    $20,227(9)
 President and           1998 $156,250(1)  $148,359(1)        --        40,000        --    $   800
 Chief Operating Officer 1997 $    --      $    --            --           --         --    $   --
Thomas A. Ravencroft     1999 $350,000     $152,145(6)        --        19,800        --    $23,067(9)
 Senior Vice President   1998 $302,000(2)  $319,863(6)        --        48,745    268,602   $26,032
                         1997 $277,859(3)  $290,699(6)        --        43,974     68,130   $15,141
William R. McManaman     1999 $323,000     $146,125           --        18,300        --    $19,940(9)
 Vice President--        1998 $307,500     $268,614(6)   $205,374(8)    30,022        --    $25,415
 Finance and             1997 $295,696     $261,975(6)        --        28,432        --    $16,753
 Chief Financial Officer
James R. Greisinger      1999 $240,000     $162,720           --        11,100        --    $18,913(9)
 Group Vice President--  1998 $212,700(4)  $196,662           --         9,642    146,491   $15,576
 President of Dean
  Pickle and             1997 $173,480(5)  $145,576           --        22,566     68,130   $13,465
 Specialty Products
  Company

--------
(1) Mr. Bailey became employed by the Company, as President and Chief Operating Officer, on March 2, 1998.

(2) Includes $88,000 of deferred compensation.

(3) Includes $8,000 of deferred compensation.

(4) Includes $96,000 of deferred compensation.

(5) Includes $24,000 of deferred compensation.

(6) Pursuant to the Company's 1989 Stock Awards Plan, the Company's Compensation Committee has permitted eligible employees to elect to receive Company Common Stock in lieu of all or a portion of incentive cash bonuses otherwise payable to them for fiscal years 1997, 1998 and 1999. At the time of issuance, the shares had a fair market value equal to 115% of the cash bonus which the employee elected to receive in Company Common Stock. The bonuses reflected include the fair market value of such shares in excess of the bonus amounts which the executive elected to receive in Company Common Stock.

(7) The Securities and Exchange Commission ("SEC") rules regarding executive compensation do not require disclosure unless the amount of such other annual compensation for a fiscal year is greater than or equal to either $50,000 or 10 percent of the total annual salary and bonus for such fiscal year reported for the named executive officer, whichever is less.

(8) Mr. McManaman became employed by the Company, as Vice President--Finance and Chief Financial Officer, as of October 16, 1995. His first year bonus was agreed to by the Company at the time he was employed. At that time, he was also given the opportunity to participate in a performance shares program on the same basis as officers who had earlier been granted performance shares awards for fiscal year 1996. Because his participation was not implemented until 1997, the $205,374 payment is treated as "Other Annual Compensation" rather than an "LTIP Payout".

(9) Consists of matching contributions (Mr. Dean: $5,000; Mr. Bailey: $5,000; Mr. Ravencroft: $5,000; Mr. McManaman: $5,000; and Mr. Greisinger: $5,341) for eligible covered employees made by the Company pursuant to the Dean Foods Company Savings and Investment Plan, and accruals (Mr. Dean:
    $57,455; Mr. Bailey: $15,227; Mr. Ravencroft: $18,067; Mr. McManaman:
    $14,940; and Mr. Greisinger: $13,572) for the lump sum payments at retirement under the Dean Foods Company Supplemental Benefit Plan described under "Retirement Benefits" below.

                     Option/SAR Grants in Last Fiscal Year

                                                                   Potential Realizable Value at Assumed Annual
                                                                   Rates of Stock Price Appreciation for Option
                                                                                Term (10 Years)(2)
                                                                   --------------------------------------------
                                    Individual Grants                      5%($)                 10%($)
                         ----------------------------------------- --------------------- ----------------------
                                       % of
                                       Total
                         Number of    Options
                         Securities   Granted                      Potential             Potential
                         Underlying     to     Exercise            Price Per  Aggregate  Price Per   Aggregate
                          Options    Employees or Base              Share at  Potential   Share at   Potential
                          Granted    in Fiscal  Price   Expiration Expiration Realizable Expiration Realizable
Name                        (#)        Year     ($/Sh)     Date       Date      Value       Date       Value
----                     ----------  --------- -------- ---------- ---------- ---------- ---------- -----------
Howard M. Dean..........   57,600(1)   10.0%    $49.43   6/1/2008    $80.52   $1,790,784  $128.21   $ 4,537,728
Richard E. Bailey.......   45,000(1)    7.8%    $49.43   6/1/2008    $80.52   $1,399,050  $128.21   $ 3,545,100
Thomas A. Ravencroft....   19,800(1)    3.5%    $49.43   6/1/2008    $80.52   $  615,582  $128.21   $ 1,559,844
William R. McManaman....   18,300(1)    3.2%    $49.43   6/1/2008    $80.52   $  568,947  $128.21   $ 1,441,674
James R. Greisinger.....   11,100(1)    1.9%    $49.43   6/1/2008    $80.52   $  345,099  $128.21   $   874,458

-------

(1) Non-qualified option granted under the Company's 1989 Stock Awards Plan at an exercise price equal to the market price on the date of grant. Such option becomes exercisable over four years at the rate of 25% per year, commencing one year after the date of grant, subject to acceleration in the event of a "change in control" of the Company (defined the same as in the agreements described below under the heading "Change in Control Agreements").

(2) The potential prices per share at expiration date and aggregate potential realizable values result from calculations assuming 5% and 10% growth rates in share price as prescribed by the SEC and are not intended to forecast future price appreciation of Common Stock of the Company nor the actual value that the named executives will realize. Executives will realize the indicated values only if the price of Company Common Stock appreciates by the hypothetical annual percentage increases indicated.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                         and FY-End Option/SAR Values

                                                          Number of Securities  Value of Unexercised
                                                         Underlying Unexercised     In-the-Money
                                                            Options/SARs at        Options/SARs at
                                                               FY-End (#)            FY-End ($)
                      Shares Acquired                         Exercisable/          Exercisable/
Name                  on Exercise (#) Value Realized ($)     Unexercisable        Unexercisable(1)
-----------------------------------------------------------------------------------------------------
Howard M. Dean                0              $ 0            307,892/200,711     $2,722,836/$1,246,152
Richard E. Bailey             0              $ 0              10,000/75,000     $                0/$0
Thomas A. Ravencroft          0              $ 0              90,672/62,147     $    829,607/$370,778
William R. McManaman          0              $ 0              41,336/47,568     $    345,850/$227,149
James R. Greisinger           0              $ 0              55,063/58,012     $    450,670/$192,211

-------

(1)Based upon a 1999 fiscal year end Company Common Stock price of $37.50 per share.

             Long-Term Incentive Plans--Awards in Last Fiscal Year

                                    Performance  Estimated Future Payouts
                                     or Other              under
                        Number of     Period    Non-Stock Price-Based Plans
                      Shares, Units    Until    ------------------------------
                        or Other    Maturation  Threshold  Target    Maximum
Name                  Rights (#)(1)  or Payout     (#)       (#)       (#)
------------------------------------------------------------------------------
Howard M. Dean              --        3 years        5,000    10,000    15,000
Richard E. Bailey           --        3 years        4,000     8,000    12,000
Thomas A. Ravencroft        --        3 years        1,750     3,500     5,250
William R. McManaman        --        3 years        1,500     3,000     4,500
James R. Greisinger         --        3 years        1,000     2,000     3,000

-------

(1) Awards are not expressed in these terms. Provided a threshold is met, each award entitles the executive to receive a payment following the end of the three-year (fiscal years 1999, 2000 and 2001) performance period, based on the Company's return on invested capital during fiscal year 2001.
Such payments are to be made 50% in Company Common Stock and 50% in cash (based on the then market value of Company Common Stock).

Employment Arrangement

The Company has agreed that Richard E. Bailey's annual salary will be $625,000 (subject to annual review) and that he will participate in the Company's Supplemental Benefit Plan and (in some instances on specified bases) in other Company benefit programs. In the event the Company terminates Mr. Bailey's employment prior to March 2, 2001 for any reason other than cause (as defined), Mr. Bailey will be entitled to a lump sum payment of $1,250,000.

Retirement Benefits

A majority of the Company's salaried employees, and certain non-union hourly employees, are covered under the Dean Foods Company Retirement Plan (formerly known as the Dean Foods Company Salaried Employees Pension Plan), a tax-qualified "pension equity" defined benefit plan. Benefits are based upon the aggregate of the percentages of a participant's highest average "total compensation" paid during any 60 consecutive months out of the last 180 months of service accumulated for each year of service. Such percentage for each year prior to 1986 ranged from 1% to 1.5%, and for each year after 1985 ranges from 1% to 22% dependent upon the participant's then age plus years of service. Benefits relating to a participant's service at an entity acquired by the Company may be based on a slightly different formula which takes into account the pension benefits for service covered under the acquired entity's plan prior to the date such plan was merged into the Retirement Plan. Benefits are payable monthly (or, at the participant's election, in a lump sum actuarial equivalent) beginning at age 65. "Total compensation" means total compensation excluding deferred compensation and any bonuses other than annual incentive bonuses, subject to each calendar year's limit applicable to tax-qualified retirement plans ($160,000 for calendar year 1999; and indexed for each year thereafter). Annual benefits payable from the plan are currently subject to a limit of $130,000 under the Internal Revenue Code of 1986, as amended. Such limit is subject to upward adjustments for cost-of-living increases. For employees who were participants in the plan on December 31, 1997, under "grandfather" provisions added in connection with amendments to the plan effective January 1, 1998, the benefits accumulated for 1986 through 1997 will not be reduced from what they would have been but for such amendments. For those of such employees who were age 59 or older on December 31, 1997, such "grandfather" provisions also extend to years after 1997.

  In January 1981, because a substantial portion of the compensation for elected officers of the Company did not then qualify as pension plan earnings, the Board of Directors adopted the Dean Foods Company Supplemental Benefit Plan to provide for the payment of supplemental retirement benefits. Under the plan as amended, each officer and each of certain other highly compensated employees (or the officer's or employee's designated beneficiary) is entitled to receive an additional monthly retirement benefit and a lump sum retirement benefit. The additional monthly retirement benefit, which is payable in the event the employee's employment with the Company is terminated on account of death or after five years of service, is equal to the excess of what the employee's (or beneficiary's) monthly benefit under the Retirement Plan would have been without regard to Internal Revenue Service limitations over the employee's (or beneficiary's) actual monthly benefit under such Plan. The lump sum retirement benefit, which is payable in the event the employee's employment with the Company is terminated on account of death or after five years of service (or, at a proportionately reduced amount, in the event of fewer years of service), is equal to the sums of amounts credited to the employee's account annually during the employee's participation in the plan together with interest on credited amounts accrued annually at eight percent (8%). The amount credited annually equals (i) the percentage, if any, set by the Board of Directors (0% during fiscal year 1999 and, currently, also

0% thereafter) of the excess of the employee's total compensation (as defined for purposes of the Retirement Plan) for such year under the Dean Foods Company Savings and Investment Plan (formerly known as the Dean Foods Company Investment and Profit Sharing Plan) determined without regard to such year's limit applicable to tax-qualified retirement plans over such limit, plus (ii) provided the employee makes his or her maximum matchable contribution to that Plan for such year, the amount of the matching contribution the Company would have made under that Plan with respect to the excess described in clause (i) had there been no limit on such total compensation applicable to tax-qualified retirement plans. For officers who were participants in the plan on October 1, 1996, under "grandfather" provisions added in connection with amendments to the plan effective that date, the additional monthly retirement benefits will not be reduced from what they would have been but for such amendments.

  Currently, Messrs. Dean, Bailey, Ravencroft, McManaman, and Greisinger and 17 other executive officers participate in the plan.

  Total estimated annual benefits for the executive officers named in the Summary Compensation Table are shown below. The benefits shown for them (i) are based on each executive officer's current total compensation (including an estimate of such executive officer's annual incentive bonus for fiscal year
2000), (ii) are assumed payable under the plan options providing benefits for the life of the executive officer only, and (iii) are based on service through normal retirement age (age 65). Reduced pension benefits may be payable prior to age 65 upon early retirement, disability or death.

                              Pension Plan Table

                                                               Estimated Annual
      Name                                                     Pension At Age 65
      ----                                                     -----------------
      Howard M. Dean..........................................     $759,000
      Richard E. Bailey.......................................     $130,000
      Thomas A. Ravencroft....................................     $393,000
      William R. McManaman....................................     $167,000
      James R. Greisinger.....................................     $257,000

  Based on each executive officer's current total compensation (including such estimated annual incentive bonus) and on service through normal retirement age (age 65), the estimated lump sum payments under the Supplemental Benefit Plan at retirement for the executive officers named in the Summary Compensation Table are: Mr. Dean: $452,000; Mr. Bailey: $574,000; Mr. Ravencroft: $107,000; Mr. McManaman: $336,000; and Mr. Greisinger: $112,000.

Change in Control Agreements

The Company is a party to agreements with Messrs. Dean, Bailey, Ravencroft, McManaman and Greisinger and 17 other executive officers which provide that in the event of such executive's voluntary or involuntary termination of employment (other than retirement at or after his or her "normal retirement date", or termination for "good cause", or death, or being "permanently disabled" for six months, as such terms are defined in the agreements) within two years after a "change in control" of the Company, he or she will promptly be paid (i) accrued salary and vacation pay, (ii) any unpaid bonus for the preceding year and (iii) the equivalent of base salary, annual bonus and the value of certain financial planning and tax preparation services for two years (or, if less, for the period until his or her normal retirement date), based on levels during the preceding year. In addition, during the two years following such termination (or any lesser period until the executive's death or normal retirement date), the Company will maintain all life insurance, dental, medical, health and accident and disability plans, programs or arrangements in which the executive was entitled to participate immediately prior to the change in control (or will arrange for substantially the same benefits); and at the expiration of such period will provide the executive with at least the same life insurance and health coverage to which he or she would be entitled if he or she retired at that time with fifteen years of service; in each case subject to offset for any substantially similar benefits provided by any new employer. The executive will also be given credit under the Dean Foods Company Retirement Plan (or any successor plan) and Supplemental Benefit Plan for service during such period, and his or her compensation for purposes of such plans will reflect the payments referred to above. To the extent such credit or calculation of compensation is not permitted by the terms of a plan, the present value of the benefit he or she would otherwise receive will be paid to him or her promptly after termination of employment. In the event the payments to the executive on account of accrued amounts and additional salary, bonus and financial planning and tax preparation services, either alone or together with other amounts the executive would have the right to receive from the Company, would constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and if the reduction of such payments would result in no portion of such payments or other amounts being subject to the excise tax imposed by Section 4999 of the Code and in no disallowance of a deduction by the Company pursuant to Section 280G(a) of the Code, such payments are to be reduced to the extent necessary to accomplish such results. The Company has agreed to reimburse the executive for legal fees and expenses incurred by him or her in enforcing any right or benefit provided by his or her agreement.

  For purposes of the agreements, a "change in control" of the Company occurs if: (i) there is a change in control that would be required to be reported under Item 5(f) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended, (ii) any person, entity or group is, directly or indirectly, the beneficial owner of securities representing 20% or more of the Company's combined voting power, (iii) a majority of the members of any class of Company directors are persons not nominated or elected by the Board of Directors or (iv) the Company (or any substantial portion of its assets) is combined with or acquired by another person or entity. However, no "change in control" occurs on account of: (i) any transaction or series of transactions which has been approved in advance by a majority of the Board of Directors (exclusive of directors employed or otherwise affiliated with the person or entity seeking the change in control), (ii) certain acquisitions by underwriters in connection with underwritten public offerings or (iii) any acquisition by any defined contribution plan qualified pursuant to the Code maintained for the benefit of employees of the Company and/or its subsidiaries.

  In return for the benefits provided by his or her agreement, each executive agrees to continue to perform the regular duties of his or her current office (and/or such duties of such other positions to which he or she may be elected or assigned), subject to termination of employment by the Company at any time and to resignation by him or her at any time on at least three months' prior written notice or on his or her normal retirement date on 30 days' prior written notice.

  The Company may terminate any agreement, as of and with respect to any change in control occurring after a date at least two years after notice of termination, by written notice to the executive.

  These agreements may be regarded as having an "anti-takeover" effect.

     Comparison of Five Year (1) Cumulative Total Return (2) of Dean Foods
       Company Common Stock, the S&P 500 Index, the S&P Foods Index (3), the S&P MidCap 400 Index (4) and the S&P MidCap Food Index (5)

                       [PERFORMANCE GRAPH APPEARS HERE]




       DEAN FOODS COMPANY  S&P MIDCAP FOOD     S&P 500  S&P MIDCAP 400     S&P FOODS
       ------------------  ---------------     -------  --------------     ---------
1  1994              $100            $100         $100            $100          $100
2  1995              $105            $114         $120            $114          $126
3  1996              $ 94            $136         $154            $146          $149
4  1997              $150            $167         $200            $172          $196
5  1998              $198            $198         $261            $224          $266
6  1999              $154            $174         $316            $241          $235

  In its 1998 Proxy Statement, the Company utilized the S&P 500 Index and the S&P Foods Index as comparison indices. The Company believes that the S&P MidCap 400 Index and the S&P MidCap Food Index, respectively, of both of which the Company is a part, are more appropriate comparison indices for the Company. The stock performance graph above includes both sets of indices for comparison. The Company's 2000 Proxy Statement will only reflect comparisons of the Company to the S&P MidCap 400 Index and the S&P MidCap Food Index.
--------

(1) Compares fiscal years ending on or about May 31st of the years indicated.

(2) The comparison of total return on investment (change in fiscal year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on June 1, 1994 in Dean Foods Company Common Stock, and in each of the Standard & Poor's ("S&P") 500 Index, the S&P Foods Index, the S&P MidCap 400 Index and the S&P MidCap Food Index, all of which are published industry indices.

(3) Companies in the S&P Foods Index are as follows: BestFoods Inc., Campbell Soup Company, ConAgra, Inc., General Mills, Inc., The H. J. Heinz Company, Hershey Foods Corporation, Kellogg Company, The Quaker Oats Company, Ralston Purina Company, RJR Nabisco Holdings Corp., Sara Lee Corporation, Unilever N.V. and Wm. Wrigley, Jr. Company.

(4) The S&P MidCap 400 Index is composed of public companies with market capitalizations between approximately $300 million and $5 billion. As of August 6, 1999, the Company had a market capitalization of $1.7 billion.

(5) Companies in the S&P MidCap Food Index are as follows: Dean Foods Company, Dole Food Company, Inc., Dreyer's Grand Ice Cream, Inc., Flowers Industries, Inc., Hormel Foods Corporation, IBP, Inc., International Multifoods Corporation, Interstate Bakeries Corporation, Lance, Inc., McCormick & Company, Incorporated, The J. M. Smucker Company, Suiza Foods Corporation, Tyson Foods, Inc., Universal Foods Corporation and Vlasic Foods International Inc.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal year 1999 consisted of Messrs. Llewellyn (Chair), Getz, Mayer and McKenna, none of whom is a former or current officer or employee of the Company or any of its subsidiaries. There were no interlocks or relationships requiring disclosure under applicable SEC rules.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of the Company (the "Committee") is composed of four directors, none of whom is a former or current officer or employee of the Company or any of its subsidiaries. The Committee reviews and recommends, subject to the approval of the Board of Directors, the Company's compensation policies and programs. In its deliberations, the Committee receives and considers recommendations from Messrs. Dean and Bailey, the Company's Chairman and Chief Executive Officer and President and Chief Operating Officer, respectively. However, Messrs. Dean and Bailey are not present during any deliberations directly involving their respective compensation.

  The Company's compensation policies are designed to attract and retain highly capable executives and provide performance incentives for such executives. The ultimate objective of the Company's compensation policies and programs is to increase stockholder value by linking management's compensation to the Company's performance. Accordingly, a Company executive's total cash compensation will vary in relation to the Company's performance, the financial performance of those business operations in which the executive is most directly involved, if applicable, individual achievement and other factors. In addition, the grant of stock options and performance shares awards to Company executives is considered an effective incentive for the creation of shareholder value, since the value of stock options is directly linked to increases in the per share price of Company Common Stock and the value of performance shares awards is directly linked to the Company's financial performance and the per share price of Company Common Stock.

  Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of certain compensation paid to the Chief Executive Officer and the other four highest paid executive officers at the end of each fiscal year, with respect to fiscal years commencing on or after January 1, 1994. Compensation paid pursuant to programs meeting certain specified requirements is exempted from this limitation. The Committee has taken and intends to continue to take actions, including seeking stockholder approval, to ensure that the Company's executive compensation programs meet such requirements, except in those cases where the Committee believes stockholder interests are best served by retaining flexibility of approach.

  In conformance with the foregoing compensation philosophy, the total annual compensation for executives of the Company and its subsidiaries is determined under three principal compensation programs--base salary, annual incentive bonuses and stock-based awards granted under the Company's 1989 Stock Awards Plan. These three compensation programs, as implemented for the 1999 fiscal year, are described below.

  Base Salary. An executive's base salary is determined after a review of external comparisons using studies prepared by compensation consulting firms, other salary surveys and internal comparisons against peers. Such data may or may not include some of the companies reflected in the

S&P Foods Index or the S&P MidCap Food Index used in the stock performance graph above. Base salaries, in general, are intended to correspond to the median of the base salaries paid by comparable companies to their executives in comparable positions. Salary reviews typically occur once a year. Adjustments may be made to base salary for geographic disparities in the cost of living, salary anomalies resulting from acquisitions, individual potential for advancement and other factors.

  Incentive Bonuses. Annual incentive bonuses are paid pursuant to three discretionary programs.

  The first program, established under the 1989 Stock Awards Plan, provides for bonuses based on one or more Company financial performance criteria established by the Compensation Committee during the first ninety days of the fiscal year. For bonuses payable under this program for the 1999 fiscal year and the current fiscal year, the financial performance criterion is return on invested capital. In no event may the bonus amount paid to an executive under this bonus program for a fiscal year exceed $1,500,000. Under a second incentive bonus program, which is not part of the 1989 Stock Awards Plan, executives participating in the first program may receive additional annual bonuses based primarily, if not exclusively, on the achievement of personal performance goals set during the first ninety days of the fiscal year.

  Such bonuses are payments calculated as percentages of an executive's base salary. Generally, a target total bonus for both programs is determined for each executive ranging from 50% to 85% of base salary depending upon the executive's position and scope of responsibility. It is intended that, if certain performance goals are achieved, an executive's total cash compensation will be competitive. A majority of the aggregate annual incentive bonuses paid for the 1999 fiscal year to executives who participated in the foregoing bonus programs consisted of the Company financial performance-based bonus.

  Under a separate cash bonus plan, the Company pays bonuses to certain other executive officers who have primary responsibilities within a particular operating subsidiary or division of the Company and who normally do not participate in the programs described above. Under this plan, the bonus amounts are based upon achievement of return on invested capital targets and individual performance goals established each year by the Company's senior management.

  For fiscal year 1999, bonuses for executive officers ranged from approximately 35% to 80% of their base salaries and their total cash compensation ranged from less than the 50th percentile to the 75th percentile of such total cash compensation paid by comparable companies to their executives in comparable positions.

  Executives also have the opportunity to receive, in lieu of cash, all or a portion of their annual incentive bonuses in the form of Company Common Stock having a fair market value on the date of the award of 115% of that portion of the bonus elected to be received in Company Common Stock. This feature is designed to further encourage Company Common Stock ownership by Company executives. Of the aggregate annual incentive bonus amounts granted by the Company to executives for fiscal year 1999, 17.7% was issued in the form of Company Common Stock.

  Stock-Based Awards. Under the Company's 1989 Stock Awards Plan, executives may be granted stock options, stock bonus awards, stock appreciation rights, restricted stock, performance shares awards and other equity-related awards. It is the Committee's belief that Company executives are more effectively motivated to manage the Company's business in the best interest of its stockholders when such executives possess an ownership interest in the Company parallel to the stockholders. It has been the Committee's practice to utilize incentive stock options, non-qualified options and equity-related bonus awards to achieve commonality of interest with the stockholders in the long-term performance of the Company.

  The number of options and performance shares already held by a particular executive is not a factor in determining the number of options and performance shares granted. Generally, the aggregate value of stock options and performance shares awards granted to a particular executive is determined with reference to the median aggregate value of stock-based compensation awarded to a survey group of company executives having similar responsibilities. The survey group was developed by a nationally recognized compensation consulting firm using survey data relating to executives of companies with gross revenues comparable to those of the Company. Such survey group may or may not have included some of the companies reflected in the S&P Foods Index used in the stock performance graph above.

  During fiscal year 1999, stock option grants and performance shares awards were made to executives by the Compensation Committee under the Company's 1989 Stock Awards Plan.

Compensation of Chief Executive Officer

The base salary of Howard M. Dean during fiscal year 1999 was established in accordance with the Company's compensation policy for base salaries described above. Mr. Dean's base salary was at approximately the 50th percentile of base salaries paid by the survey group during calendar 1998.

  Mr. Dean's combined base salary and incentive bonuses for fiscal year 1999 was below the 50th percentile for total compensation paid to CEOs in the survey group previously noted. Stock options were awarded to Mr. Dean in fiscal year 1999 having an aggregate value at approximately the 50th percentile of the value of stock-based compensation awarded to CEOs in the survey group.

                                          John S. Llewellyn, Jr., Chairman
                                          Bert A. Getz
                                          Richard P. Mayer
                                          Andrew J. McKenna

                                          Members of the Compensation
                                           Committee

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth as of August 6, 1999, information with respect to the Company Common Stock beneficially owned by: (i) any person known by the Company to be the beneficial owner of more than five percent of the outstanding Company Common Stock, (ii) each director of the Company, (iii) each nominee for election as a director of the Company, (iv) each executive officer named in the Summary Compensation Table, and (v) all directors and executive officers of the Company as a group. Each of the directors and nominees had, as of such date, sole voting and disposition power as to the shares shown in the table as beneficially owned by him or her, other than those shown as being shares as to which beneficial ownership is disclaimed.

                                                            Shares
                                                         Beneficially     Percent
         Name and Address of Beneficial Owner               Owned         of Class
----------------------------------------------------------------------------------
Lydia M. O'Connor, c/o Stuart Levin & Associates, P.C.,
 255 Revere Drive, Suite 110, Northbrook, IL 60062,
 owns individually.....................................     307,545          .8%
 and has sole voting and investment power as to........   1,930,703(1)      4.9%
                                                          ---------         ---
                                                          2,238,248         5.7%
                                                          =========         ===
Richard E. Bailey......................................      23,342(2)        *
Edward A. Brennan......................................       6,000(2)        *
Lewis M. Collens.......................................       9,500(2)        *
Paula H. Crown.........................................      10,500(2)        *
Howard M. Dean.........................................     690,761(2,3)    1.8%
John P. Frazee, Jr.....................................      13,823(2)        *
Bert A. Getz...........................................      18,500(2,4)      *
James R. Greisinger....................................      77,794(2)       .2%
Janet Hill.............................................       1,250(2)        *
John S. Llewellyn, Jr..................................       6,500(2)        *
Richard P. Mayer.......................................       9,500(2)        *
Andrew J. McKenna......................................      16,018(2)        *
William R. McManaman...................................      68,885(2)       .2%
Thomas A. Ravencroft...................................     233,300(2)       .6%
J. Christopher Reyes...................................           0           *
All directors, director nominees and executive officers
 of the Company as a group (32 persons)................   1,615,221(5)      4.1%

--------

*Less than 0.1%

(1) Ms. O'Connor is the sole trustee (with sole voting and investment power) of two trusts holding, in the aggregate, 1,930,703 shares. She has a 50% life interest in the income from such trusts.

(2) Includes shares which may be acquired pursuant to stock options within 60 days after August 6, 1999: Mr. Bailey: 21,250; Mr. Brennan: 4,500; Mr.
    Collens: 8,500; Ms. Crown: 8,500; Mr. Dean: 358,454; Mr. Frazee: 8,500;
    Mr. Getz: 8,500; Mr. Greisinger: 62,377; Ms. Hill: 750; Mr. Llewellyn:
    6,500; Mr. Mayer: 4,500; Mr. McKenna: 8,500; Mr. McManaman: 53,019; and
    Mr. Ravencroft: 109,378.

(3) Includes 118,613 shares with respect to which Mr. Dean disclaims beneficial ownership.

(4) Includes 2,500 shares with respect to which Mr. Getz disclaims beneficial ownership.

(5) Includes 121,113 shares with respect to which directors and executive officers disclaim beneficial ownership and 967,397 shares which directors and executive officers have the right to acquire pursuant to stock options within 60 days after August 6, 1999.

PROPOSAL TO AMEND THE 1989 STOCK AWARDS PLAN

On July 23, 1999, the Board of Directors approved two amendments to the Company's 1989 Stock Awards Plan. In doing so, the Board of Directors provided that the amendments would be submitted to the stockholders of the Company at the 1999 Annual Meeting, and that if such amendments were not approved by the stockholders the amendments would terminate and be of no force or effect. For purposes of the following discussion, the 1989 Stock Awards Plan as it exists prior to the effectiveness of such amendments is referred to as the "Existing Plan."

  The amendments to the Existing Plan: (1) increase the maximum number of shares which may be issued upon the exercise or payment of awards by 1,900,000 shares (subject to adjustment as provided in the Existing Plan); and (2) clarify that the provision potentially permitting participants to use shares of Common Stock to satisfy tax obligations arising out of plan transactions relates only to taxes required to be withheld and paid by the Company and does not relate to any additional taxes that may be payable by participants.

  The action by the Board of Directors was prompted by a review of the number of shares that remain available for delivery under the Existing Plan. As of August 6, 1999, of the 5,200,000 shares available for issuance upon the exercise or payment of awards granted under the Plan, 3,744,506 shares had not yet been issued. Of these, 3,000,581 shares were the subject of outstanding awards, leaving only 743,925 shares available for issuance under additional awards assuming all outstanding awards are fully exercised or paid. The Board of Directors has determined that this would be an appropriate time to increase the number of shares available for delivery.

  The Board of Directors also considered the effect on the Company of a proposed interpretation by the Financial Accounting Standards Board of the accounting rules applicable to stock-based compensation. Under this proposed interpretation, if a plan pursuant to which stock-based compensation is issued permits or may permit participants to use shares received upon the exercise of an option to satisfy tax obligations related to the exercise, all options granted pursuant to the plan after December 31, 1999 (including options granted at 100% of fair market value on the date of grant) will give rise to periodic charges against or credits to the issuer's income as the fair market value of the issuer's shares changes, unless the plan clearly indicates that such use is limited to satisfying the issuer's tax withholding obligations and does not include satisfying any additional taxes that may be payable by the participants. The Board has concluded that the Existing Plan, which may permit such a use of shares, should be clarified in this regard (and with regard to all awards rather than merely options) to avoid such periodic charges or credits in the event the proposed interpretation becomes effective.

  The Existing Plan was originally adopted by the Board of Directors and approved by the Company's stockholders in 1989. Amendments (including increases in the maximum number of shares which may be issued upon the exercise or payment of awards) were approved by the Company's stockholders in 1994 and 1997. The purpose of the Existing Plan is to promote the long-term financial interests of the Company and its Affiliates by (i) attracting and retaining personnel, (ii) motivating personnel by means of growth-related incentives, (iii) providing incentive compensation opportunities that are competitive with those of other major corporations and (iv) furthering the identity of interests of participants with those of the stockholders of the Company. The Board of Directors believes that the Existing Plan has been successful to date in accomplishing its purpose, and that its purpose will be further served by the proposed amendments.

  Approval of the proposed amendments will not necessarily result in the awarding of options, stock appreciation rights and/or performance shares awards which would not otherwise have been awarded had sufficient shares been available. For a statement of the Compensation Committee's policy regarding the awarding of options and performance shares awards, see "Report of Compensation Committee."

  The following is a brief summary of some of the terms of the Existing Plan as amended by the proposed amendments (the "Plan") and is qualified in its entirety by, and made subject to, the Plan set forth as Appendix A hereto.

Plan Summary

The Plan permits the granting of stock options, stock appreciation rights ("SARs"), restricted stock, performance shares awards and other awards to full-time employees of the Company and its Affiliates (i.e., its subsidiaries and other entities in which the Company has a direct or indirect equity interest). Stock options may be either "incentive stock options" ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or other options ("non-qualified options").

  Administration and Eligibility. The Plan is administered by a committee of the Board of Directors (the "Committee"). The Plan empowers the Committee, among other things, to interpret the Plan, to make all determinations deemed necessary or advisable for its administration, to choose the times at which and the employees to whom awards are to be made and to award to such employees options (including ISOs), SARs, shares of restricted stock, performance shares awards and other awards. Although certain employees have heretofore been granted awards as described below under "Certain Awards Heretofore Granted under the Existing Plan," the employees to receive future awards under the Plan have not yet been selected. The Company and its subsidiaries currently employ approximately 13,600 persons.

  Shares Subject to the Plan; Adjustment. The maximum number of shares of Common Stock which may be issued pursuant to the Plan is 7,100,000. If awards expire unexercised or unpaid or are cancelled, terminated or forfeited without the issuance of shares, such shares are again available under the Plan. Shares issued pursuant to the Plan may be authorized and unissued shares, treasury shares or a combination thereof.

  The maximum number of shares of Common Stock with respect to which options, SARs and/or performance shares awards may be awarded during the period of ten fiscal years ending in 2007 to any employee is 500,000.

  The maximum number of shares subject to the Plan and the maximum number of shares with respect to which options, SARs and/or performance shares awards may be awarded during the period of ten fiscal years ending in 2007 to any eligible employee, and the shares and option and reference prices under outstanding awards, are subject to adjustment in the event of certain "Organic Changes" (as defined in the Plan) and/or to prevent dilution or enlargement of award rights. The Committee may provide in award agreements that in the event of a change in control (or tender offer or accumulation of Common Stock), merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all of the assets or dissolution of the Company, the benefits under such awards may be accelerated and/or cash payments may be made in lieu of such benefits in order to prevent the dilution or enlargement of rights thereunder.

  Options. The Plan authorizes the Committee to award options to purchase Common Stock. Options may be either ISOs or non-qualified options, except that, as long as required by Code Section 422, no ISO may be awarded after July 24, 2007 or to any employee of an Affiliate which is not a subsidiary corporation (as such term is used in Code Section 424(f)) of the Company. In the case of ISOs, the option price may not be less than 100% of the fair market value of such stock at the time the option is granted or the par value of such stock. In the case of non-qualified options, the option price may not be less than 85% of the fair market value of such stock at the time the option is granted and not less than the par value of such stock. The Plan allows optionees, to the extent permitted by the Committee, to pay the exercise price of options in cash, Common Stock (valued at its fair market value on the date of exercise), a combination thereof or any other consideration.

  SARs. The Plan authorizes the Committee to grant SARs. An SAR entitles the holder to receive upon exercise the excess of the fair market value of a specified number of shares of Common Stock at the time of exercise over a specified price. The Company will pay such amount to the holder in Common Stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the Committee may determine (which determination may take into account any preference expressed by the holder). SARs granted as an alternative to a previously or contemporaneously granted option entitle the optionee, in lieu of exercising the option, to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the option price multiplied by the number of shares as to which the optionee is exercising the SAR. If an SAR is alternative to an option, the option is cancelled to the extent the appreciation right is exercised and the SAR is cancelled to the extent the option is exercised.

  Restricted Stock. The Plan authorizes the Committee to grant restricted Common Stock with such restriction periods as the Committee may designate. During the restriction period, stock certificates evidencing restricted shares are held by the Company and restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered. Other than these restrictions on transfer and any other restrictions the Committee may impose, the participant has all the rights of a holder of Common Stock as to shares of restricted stock. The Committee may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional restricted stock or otherwise invested or accruing a yield. Restricted stock may be awarded without any consideration other than services rendered and/or (to the extent permitted by applicable corporate law on the date of award) services to be rendered. Except as otherwise provided by the Committee at or subsequent to the time of grant, upon termination of the participant's employment during the restriction period all shares still subject to restriction are forfeited by the participant.

  Performance Shares Awards. The Plan authorizes the Committee to grant performance shares awards. A performance shares award grants the holder the right to receive, following the end of a period of at least one fiscal year specified by the Committee, cash or Common Stock or a combination thereof as determined by the Committee in an aggregate amount based on the achievement of targets for such period based on one or more Company financial performance criteria established by the Committee not later than the ninetieth day of the period. Such criteria may consist of return on invested capital, total shareholder return (i.e., appreciation in the market price of Common Stock plus dividends paid), return on stockholders' equity and/or earnings per share. Subject to the provisions of the Plan, the Committee has the sole and complete authority to determine all the conditions of such awards. No recipient of a performance shares award has or acquires any rights as a holder of the Common Stock subject to such award, including without limitation voting and dividend rights, unless and until the certificates representing the shares potentially issuable pursuant to such award are issued to the recipient. The Committee may impose restrictions on the transfer of shares issued pursuant to such awards. Performance shares awards may be awarded without any consideration other than services rendered and/or (to the extent permitted by applicable corporate law on the date of award) services to be rendered. Except as otherwise provided by the Committee at or subsequent to the time of grant, upon a termination of employment during the performance measurement period, the performance shares award is forfeited by the participant.

  Other Awards. Other awards, either alone or in addition to options, SARs, restricted stock and performance shares awards, may be granted under the Plan. These may include, without limitation, convertible securities, and other forms of award measured in whole or in part by the value of shares, the performance of the participant or the performance of the Company, any Affiliate or any operating unit thereof. Such awards may be payable in Common Stock, cash or a combination thereof. Subject to the provisions of the Plan, the Committee has the sole and complete authority to determine the numbers of shares to be awarded pursuant to such awards and all other conditions of the awards. A participant may defer all or a portion of any such award in accordance with procedures established by the Committee. In the case of awards involving the right to purchase Common Stock, the purchase price may not be less than 85% of the fair market value of such stock at the time the award is granted and not less than the par value of such stock. Other awards may be awarded without any consideration other than services rendered and/or (to the extent permitted by applicable corporate law on the date of award) services to be rendered.

  Supplemental Cash Payments. Subject to the Committee's discretion, a non-qualified option or SAR agreement may require the Company to make a cash payment to the holder thereof upon exercise based on a formula designed to reimburse the holder for any income tax liability resulting from such exercise and the receipt of such payment.

  Fair Market Value. Fair market value for purposes of the Plan is determined in accordance with procedures established by the Committee. The closing price of Common Stock on August 6, 1999 was $43.25.

  Surrender. If so provided by the Committee, an award may be surrendered to the Company on such terms and conditions, and for such consideration, as the Committee determines.

  Foreign Alternatives. Without amending and notwithstanding the other provisions of the Plan, in the case of any award to be held by any participant who is employed outside the U.S. or is a foreign national, the Committee may specify that such award shall be made on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

  Term and Exercisability of Awards. Awards may be granted for such terms, and are exercisable, as the Committee determines. Awards are not transferable except by will and the laws of descent and distribution, and during a participant's lifetime are exercisable or receivable only by the participant or his or her legal representative.

  Withholding. The Committee has the power to withhold, or require a participant to remit to the Company, an amount sufficient to cover withholding taxes with respect to shares issuable and/or amounts payable pursuant to the Plan. If so permitted by the Committee, a participant may elect to satisfy such taxes by having shares issuable under the Plan withheld or by delivering other shares to the Company.

  Amendment and Termination. The Plan may be suspended, terminated or amended by the Board of Directors or the Committee at any time, but no suspension, termination or amendment shall impair the rights of the holder of any award therefore granted without his or her consent. Subject to the same limitation on impairment of rights, the Committee may amend or modify an outstanding award to the extent it would have had the authority to initially grant the award as so amended or modified. Notwithstanding the general rights of the Board of Directors and the Committee to amend the Plan, the Plan may not be amended without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed.

Certain Equity-Related Awards Heretofore Granted under the Existing Plan

No awards have been made under the Existing Plan for Fiscal Year 2000 (other than the setting of financial performance goals for certain annual incentive bonuses).

  Awards under the Existing Plan for Fiscal Years 1998 and 1999 were as follows:

                                                Securities       Certain
                                Securities      Underlying        Annual
                                Underlying     Performance      Incentive
Name                           Options #(1) Shares Awards #(2) Bonuses $(3)
----                           ------------ ------------------ ------------
Howard M. Dean         FY 1998    23,778       5,550-16,650     $  624,358
                       FY 1999    57,600       5,000-15,000     $  329,630
Richard E. Bailey      FY 1998    40,000                --      $  127,265
                       FY 1999    45,000       4,000-12,000     $  259,688
Thomas A. Ravencroft   FY 1998     6,378       1,500- 4,500     $        0
                       FY 1999    19,800       1,750- 5,250     $        0
William R. McManaman   FY 1998    11,275       1,550- 4,650     $  200,367
                       FY 1999    18,300       1,500- 4,500     $  107,365
James R. Greisinger    FY 1998     9,642       1,000- 3,000     $        0
                       FY 1999    11,100       1,000- 3,000     $        0
All Current Executive
 Officers of the       FY 1998   154,348      24,350-73,050     $1,723,387
 Company as a Group    FY 1999   253,000      22,750-68,250     $1,065,163
All Recipients         FY 1998   328,948      24,350-73,050     $3,061,983
                       FY 1999   573,300      22,750-68,250     $2,020,319

--------

(1) Options granted at an exercise price not less than the market price on the date of grant. Such options become exercisable over four years at the rate of 25% per year, commencing one year after the date of grant, subject to acceleration in the event of a "change in control" of the Company (defined the same as in the agreements described above under the heading "Change in Control Agreements").

(2) The ranges of the shares which may be awarded are based upon the extent to which the Company achieves return on invested capital goals during fiscal year 2001 and 2002, respectively.

(3) Annual incentive bonuses dependent on the Company's achieving return on invested capital goals during each fiscal year set by the Committee not later than the 30th day of such fiscal year, including amounts in excess of the annual incentive bonus amounts if executives elected to receive Company Common Stock in lieu of all or a portion of incentive cash bonuses otherwise payable to them as described in Footnote 6 to the Summary Compensation Table above. Amounts reflected do not include annual incentive bonuses under programs separate from the Existing Plan. See "Report of Compensation Committee--Incentive Bonuses" above.

Federal Income Tax Consequences

The following discussion is intended only as a brief summary of the federal income tax consequences of stock options, SARs, restricted stock, Performance Shares Awards, other awards and supplemental cash payments. The laws governing the tax aspects of awards are highly technical and such laws are subject to change in the future, and any such change could be retroactive and affect the validity of the following discussion.

  Non-Qualified Options. The holder of a non-qualified option does not recognize taxable income upon the grant thereof, nor is the Company entitled to a deduction in respect of such grant. Upon the exercise of a non-qualified option as to any shares, the excess of the fair market value of such shares on the date of exercise over their option price (the "spread") constitutes compensation taxable to the optionee as ordinary income. Provided it complies with applicable tax reporting requirements, the Company should be entitled to a deduction, in the year of exercise, in an amount equal to such compensation taxable to the optionee as ordinary income.

  Upon an optionee's sale of shares acquired pursuant to the exercise of a non-qualified option, the difference between the selling price and the tax basis of the shares (generally the fair market value of such shares on the date of exercise) is a capital gain or loss. The Company is not entitled to a deduction as a result of such a sale.

  ISOs. The holder of an ISO does not recognize taxable income upon the grant or exercise thereof, nor is the Company entitled to a deduction in respect of such grant or exercise. However, the spread at exercise constitutes an item includible in alternative minimum taxable income and may subject the optionee to, or increase the optionee's liability for, alternative minimum tax. Such alternative minimum tax or increase therein may be payable even though the optionee receives no cash upon the exercise of his or her ISO with which to pay such tax or increase.

  Upon an optionee's disposition of shares acquired pursuant to the exercise of an ISO, if the shares have been held for at least one year and if at least two years have elapsed since the date of grant (i.e., if the "ISO Holding Period" has expired), the difference between the selling price and the tax basis of such shares (such basis generally being the option price of such shares; however, for alternative minimum tax purposes, such basis also including any amount that was includible in alternative minimum taxable income as a result of the exercise of the ISO) is a capital gain or loss to the optionee. The Company is not entitled to a deduction as a result of such a sale.

  If option shares are disposed of before the expiration of the ISO Holding Period (a "disqualifying disposition"), then (i) if the selling price exceeds the fair market value of the shares on the date of exercise, the excess of such fair market value over the tax basis of the shares is taxable to the optionee as ordinary income, and the excess of the selling price over such fair market value is taxable to the optionee as a capital gain, (ii) if the selling price exceeds the tax basis of the shares but does not exceed the fair market value of the shares on the date of exercise, the excess of the selling price over the tax basis of the shares is taxable to the optionee as ordinary income, and (iii) if the selling price is less than the tax basis of the shares, the difference is a capital loss to the optionee. If, however, the disposition is a sale to a related party (as defined in Section 267(b) of the Code to include, for example, a member of the optionee's family or a corporation of which the optionee owns a majority of the equity interest) or a gift, then the excess of the fair market value of the shares on the date of exercise over the tax basis of the shares is taxable to the optionee as ordinary income. The Company should be entitled to a deduction for the year of disposition in an amount equal to any amount taxable to the optionee as ordinary income upon a disqualifying disposition.

  SARs. The holder of an SAR does not recognize taxable income upon the grant thereof, nor is the Company entitled to a deduction in respect of such grant. Upon the exercise of an SAR, the holder generally recognizes ordinary income equal to the amount of any cash and the fair market value (measured on the date of exercise) of any Common Stock received. The Company should be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the holder.

  Upon a holder's sale of any shares received pursuant to the exercise of an SAR, the difference between the selling price and the tax basis of the shares (generally the fair market value of such shares on the date of exercise) is a capital gain or loss.

  Use of Stock to Pay Option Price. The general statements as to tax basis in the previous paragraphs relating to the disposition of stock received on the exercise of options apply in the event the optionee pays cash for the option shares. If, however, the optionee pays for the option shares in whole or in part by delivering already-owned Common Stock ("old" shares), the tax basis for the option shares, and thus the consequences of a disposition, differs.

  If an optionee delivers old shares (other than old shares acquired upon exercise of an ISO which were not held for the ISO Holding Period) in payment of all or part of the exercise price of a non-qualified option, the optionee does not recognize a gain or loss as a result of such delivery (but the exercise continues to give rise to taxable compensation and to a Company deduction as described above). The optionee's tax basis in, and holding period for, the option shares is determined as follows: as to option shares equal in number to the old shares delivered, the basis in and holding period for the old shares carry over on a share-for-share basis; as to each remaining share, its basis is the fair market value on the date of exercise and its holding period begins on that date. Any capital gain or loss on the sale of a particular option share is measured based on the difference between the selling price and the optionee's actual tax basis for such share.

  If an optionee delivers old shares (other than old shares acquired upon exercise of an ISO which were not held for the ISO Holding Period) in payment of all or part of the exercise price of an ISO, the optionee does not recognize a gain or loss as a result of such delivery. The optionee's tax basis in and holding period for the option shares is determined as follows: as to option shares equal in number to the old shares delivered, the basis in and the holding period for the old shares carries over on a share-for-share basis; as to each remaining share, its basis equals the exercise price paid in cash (if any). Thus, in the event option shares are acquired solely through the delivery of old shares (i.e. none of the exercise price is paid in cash), the basis of each remaining share is zero. Any capital gain or loss on the sale of a particular option share is measured based on the difference between the selling price and the optionee's actual tax basis for such share. Pursuant to proposed regulations, if an ISO is exercised using old shares, a later disqualifying disposition of the shares received is deemed to have been a disposition of the shares having the lowest tax basis first.

  If an optionee pays the exercise price of an option in whole or in part with old shares that were acquired upon the exercise of an ISO and that have not been held for the ISO Holding Period, the optionee recognizes ordinary income under the rules applicable to disqualifying dispositions. The Company should be entitled to a corresponding deduction. The optionee's tax basis in the option shares which reflect a carry-over basis from the old shares surrendered is increased by the amount of ordinary income the optionee recognizes.

  Restricted Stock. A participant who is granted restricted stock may, if the restrictions on it constitute a "substantial risk of forfeiture" as defined in
Section 83 of the Code, make an election under Section 83(b) of the Code (a "Section 83(b) election") to have the grant taxed as compensation income at the date of grant in an amount equal to the fair market value on the date of grant of the shares (determined without regard to any restrictions to which such shares are subject other than restrictions which by their terms will never lapse) subject to such award less any amount paid by the participant for the shares. The restrictions on restricted stock will constitute a "substantial risk of forfeiture" if, for example, a sale thereof would subject the participant to suit under Section 16(b) of the Securities Exchange Act. If the participant is not permitted to make, or is permitted to make but does not make, a timely Section 83(b) election, the grant is generally taxed to him or her as compensation income at the date(s) that the restrictions imposed on the shares expire, in an amount on each such date equal to the fair market value on such date of the shares as to which the restrictions expire less any amount paid by the participant for such shares. Unless a participant is permitted to make, and makes, a timely Section 83(b) election, any dividends paid on the shares subject to the award while such shares remain subject to the restrictions are compensation income to the participant. Provided it complies with applicable tax reporting requirements, the Company is generally entitled to a deduction for any compensation income taxed to the participant.

  Upon a participant's sale of shares received pursuant to a grant of restricted stock, the difference between the selling price and the tax basis of the shares (generally, if a timely Section 83(b) election is made, the fair market value of the shares on the date of grant or, if a timely Section 83(b) election is not made, the fair market value of the shares on the date(s) on which the restrictions on the shares expire) is a capital gain or loss. A participant's holding period begins on the date of grant if a timely Section 83(b) election is made or on the date(s) on which the restrictions on the shares expire if no timely Section 83(b) election is made.

  Performance Shares Awards. The recipient of a performance shares award does not recognize taxable income upon the grant thereof, nor is the Company entitled to a deduction in respect of such grant. Upon the issuance of shares and/or the payment of cash pursuant to the award, the recipient recognizes compensation in an amount equal to the sum of the fair market value of the issued shares on the date of issuance plus the amount of such cash. Such compensation is taxed to the recipient as ordinary income for the year of issuance. Provided it complies with applicable tax reporting requirements, the Company is generally entitled to a deduction for any compensation income taxed to the recipient. The recipient's holding period begins on the date the shares are issued.

  Upon a recipient's sale of shares received pursuant to a performance shares award, the difference between the selling price and the tax basis of the shares (generally the fair market value of the shares on the date such shares were issued) is a capital gain or loss.

  An exception to the foregoing treatment may occur in the event a recipient who is subject to Section 16(b) receives shares pursuant to a performance shares award. In certain circumstances, the fair market value of the shares received may be determined, and the recipient's holding period may commence, on a date other than the date the shares are issued.

  Supplemental Cash Payments. The amount of any supplemental cash payment to a participant who exercises a non-qualified option or SAR constitutes compensation taxable to the participant as ordinary income, and the Company should be entitled to a deduction for the year of payment in an amount equal to such compensation.

  A supplemental cash payment to a participant is intended to provide the participant with sufficient funds to pay the federal income tax arising both from the exercise of the option or SAR and the receipt of such payment. The Company's cash outlay to the participant should be offset to some extent by the Company's tax savings arising from the deductions to which the Company is entitled because of the exercise of the option or SAR and the making of such payment. The extent of offset depends on the relative income tax rates applicable to corporations and individuals at the time of exercise.

  Surrender. Any consideration paid to a participant upon surrender of an award other than restricted stock is compensation taxable to the participant as ordinary income. The Company should be entitled to a deduction for the year of payment in an amount equal to such compensation. The tax consequences of payment of consideration to a participant upon the surrender of restricted stock will vary significantly depending on the particular circumstances related to such restricted stock.

  Accelerated Benefits. In the event that a participant's benefits with respect to an award pursuant to the Plan are accelerated as the result of a change in the ownership of the Company or a substantial portion of the Company's assets (for example, pursuant to a provision in an option accelerating exercisability upon a change in control), then pursuant to Sections 280G and 4999 of the Code (which deal with the treatment of "excess parachute payments") the Company may not be entitled to a deduction for some or all of the accelerated benefits (and potentially for certain other amounts payable to the participant) and the participant may be subject, in addition to the federal income taxes otherwise payable with respect to the award, to a 20% excise tax on the non-deductible portion of the accelerated benefits (or amounts).

  Withholding. If shares issuable under the Plan are withheld to satisfy withholding or other taxes, the tax consequences are the same as if such shares were issued to the participant and then sold by the participant to the Company for fair market value.

  Any shares of already-owned Common Stock delivered by a participant in satisfaction of withholding or other taxes should be treated as sold by the participant to the Company on the date of delivery for fair market value. The difference between the fair market value of such shares on the date of delivery and the tax basis of the shares should be a capital gain or loss. The Company is not entitled to a deduction as a result of such a sale. Different tax consequences may result if the shares delivered by the participant were acquired upon the exercise of an ISO and have not been held for the ISO Holding Period.

  Capital Gains. The federal income tax rate applied to capital gains realized on a current sale of shares by a participant is (i) a maximum of 20% if the shares have been held by the participant for more than 12 months, and (ii) the rate that applies to ordinary income (i.e., a graduated rate up to a maximum of 39.6%) if the shares have been held by the participant for no more than 12 months. The maximum capital gains rate will generally be reduced to 18% for capital gains realized on assets (i) acquired after December 31, 2000 and (ii) held for more than 5 years. However, in the case of shares acquired pursuant to the exercise of an option, this reduced rate will apply only if such option is granted after December 31, 2000.

  Other Awards. Because other awards may take many other forms, as determined by the Committee, it is not possible to describe generally what their tax treatment will be.

Accounting Treatment

If a non-qualified option or other award involving the right to purchase Common Stock is granted at an exercise or purchase price less than fair market value on the date of grant, the Company incurs compensation expense to the extent of the difference, which is immediately chargeable against income unless such non-qualified option or award is subject to a vesting period, whereupon such expense would be chargeable to income over the vesting period. The Company incurs similar compensation expense upon the grant of any award not involving the right to purchase Common Stock (which inherently is generally granted for nominal consideration), but in the case of restricted stock such expense is generally chargeable to income over the period during which restrictions expire. The award of an SAR, a right to a supplemental cash payment, a non-qualified option which includes a right to a supplemental cash payment, or a performance shares award results in a charge by the Company against income as compensation expense of an amount equal to (a) in the case of a performance shares award, the fair market value at the date of grant of the Common Stock subject to such award plus any subsequent changes in the fair market value and (b) in all cases, any change in fair market value or supplemental cash payment. Each charge against or credit to income resulting from an award under the Plan is adjusted for the tax effect attributable thereto. ISOs and non-qualified options granted at fair market value without any right to a supplemental cash payment do not affect the Company's income except for the tax effects discussed in the preceding section.

  The affirmative vote of a majority of the outstanding shares of Common Stock voted at the meeting is required for approval of the proposed amendments to the Plan.

  Approval of the proposed amendments will also constitute re-approval of the Plan as amended, including re-approval of the bases on which performance shares awards are granted under the Plan.

  The Board of Directors of the Company recommends an affirmative vote FOR the proposed amendments to the Plan.

INDEPENDENT ACCOUNTANTS

The Company's financial statements for the fiscal year ended May 30, 1999 were audited by PricewaterhouseCoopers LLP. In connection with their audit function, PricewaterhouseCoopers LLP also reviewed filings with the Securities and Exchange Commission and reports to stockholders, and provided technical assistance to the Company's accounting staff.

  The Board of Directors of the Company has selected PricewaterhouseCoopers LLP as independent accountants to audit the accounts of the Company and its subsidiaries for the fiscal year ending May 28, 2000.

  Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of reports of ownership, reports of changes of ownership and written representations under Section 16(a) of the Securities Exchange Act of 1934 which were furnished to the Company during or with respect to fiscal year 1999 by persons who were, at any time during fiscal year 1999, directors or officers of the Company or beneficial owners of more than 10% of the outstanding shares of Company Common Stock, no such person failed to file on a timely basis any report required by such Section during fiscal year 1999.

OTHER MATTERS

The Board of Directors of the Company does not know of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment, except as otherwise provided in Rule 14a-4(c)(1) under the Securities Exchange Act of 1934.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR INCLUSION IN 2000 PROXY MATERIALS

All proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than the close of business on April 22, 2000 for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

ADVANCE NOTICE REQUIREMENT FOR ANY NOMINATION OR MATTER TO BE RAISED BY A STOCKHOLDER

Any nomination for election to the Board of Directors of the Company at any meeting of stockholders, or proposal of business to be transacted at any meeting of stockholders, that is not included in the Company's Proxy Statement and form of proxy relating to the meeting but that a stockholder wishes to make at the meeting may be made only if it may properly be made by the stockholder at the meeting and only if the stockholder delivers a notice to the Secretary of the Company at its principal executive offices on a timely basis. For an annual meeting, the notice must be so delivered not less than 60 days nor more than 90 days prior to the anniversary of the prior year's annual meeting (unless the date of the meeting is more than 30 days prior to or more than 60 days after the anniversary of the prior year's annual meeting, in which event such notice must be so delivered not earlier than the 90th day prior to the meeting and not later than the close of business on the later of the 60th day prior to the meeting or the 10th day following the date on which public announcement of the meeting date is made). For a special meeting, the notice must be so delivered not earlier than the 90th day prior to the meeting and not later than the close of business on the later of the 60th day prior to the meeting or the 10th day following the date on which public announcement of the meeting date is made. The notice must set forth the related information required by Article II, Section 10 of the Company's bylaws. Such information generally consists of the information relating to any nominee that would be required to be disclosed in the Company's Proxy Statement for that meeting if the nominee were proposed by the Company or, as to other matters, a brief description of the matter, the reason for the proposal and any material interest of the proposing stockholder (or beneficial owner) in the matter and information regarding the proposing stockholder (or beneficial owner) and such stockholder's (or beneficial owner's) beneficial ownership of shares of the Company.

DISCRETIONARY VOTING OF 2000 PROXIES

The persons named in proxies solicited by the Company's Board of Directors in connection with the Company's 2000 Annual Meeting of Stockholders will have discretionary authority to vote such proxies with respect to any matter properly presented by a stockholder at the meeting that is not specifically set forth in the notice of the meeting if the Company does not have notice of such matter on or before July 30, 2000 (unless the date of the meeting is changed by more than 30 days from September 28, 2000 in which event such persons will have such discretionary authority if the Company does not have notice of such matter a reasonable time before the Company mails its proxy materials for the meeting).

                                          Dale E. Kleber
                                          Secretary

August 20, 1999

                                  APPENDIX A

                              DEAN FOODS COMPANY
                            1989 STOCK AWARDS PLAN
           (As Proposed to Be Amended Effective September 28, 1999)

  1. Purpose. The purpose of the Dean Foods Company 1989 Amended Stock Awards Plan (the "Plan") is to promote the long-term financial interests of the Company and its Affiliates by (a) attracting and retaining personnel, (b) motivating personnel by means of growth-related incentives, (c) providing incentive compensation opportunities that are competitive with those of other major corporations and (d) furthering the identity of interests of participants with those of the stockholders of the Company.

  2. Definitions. The following definitions are applicable to the Plan:

    "Affiliate" means (a) any subsidiary and (b) any other entity in which the Company has a direct or indirect equity interest which is designated an "Affiliate" by the Committee.

    "Board of Directors" means the Board of Directors of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

    "Committee" means the Compensation Committee or, if the Board of Directors so determines, another committee of two or more directors of the Company who are "non-employee directors" as such term is used in Rule 16b-3 and are "outside directors" as such term is used in Section 162(m) of the Code.

    "Common Stock" means Common Stock, $1.00 par value, of the Company or such other securities as may be substituted therefor pursuant to paragraph 5(c).

    "Company" means Dean Foods Company, a Delaware corporation, and its successors.

    "eligible employee" means any full-time employee of the Company or an Affiliate.

    The "fair market value" of the Common Stock shall be determined in accordance with procedures established by the Committee.

    "fiscal year" means the Company's fiscal year.

    "participant" means any employee of the Company or an Affiliate who has been granted an award pursuant to the Plan.

    "Rule 16b-3" means such rule adopted under the Securities Exchange Act of 1934, as amended, or any successor rule.

    "subsidiary" means any corporation fifty percent or more of the voting stock of which is owned, directly or indirectly, by the Company.

  3. Limitation on Aggregate Shares/Individual Ten-Year Limitation on Option, SAR and Performance Shares Awards. Subject to adjustment as provided in paragraph 5(c), the number of shares of Common Stock which may be issued upon the exercise or payment of awards granted under the Plan shall not exceed, in the aggregate, 7,100,000 shares; it being understood that to the extent any awards expire unexercised or unpaid or are cancelled, terminated or forfeited in any manner without the issuance of shares of Common Stock thereunder, such shares shall again be available under the Plan. Such 7,100,000 shares of Common Stock may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Committee shall determine.

  Subject to adjustment as provided in Paragraph 5(c), the number of shares of Common Stock with respect to which options and stock appreciation rights may be awarded, and the maximum number of shares of Common Stock potentially issuable under performance shares awards awarded, during the period of ten fiscal years ending in 2007 to any eligible employee may not exceed, in the aggregate, 500,000 shares.

  4. Awards. The Committee may grant to eligible employees, in accordance with this paragraph 4 and the other provisions of the Plan, stock options, stock appreciation rights ("SARs"), restricted stock, performance shares awards and other awards.

  (a) Options.

    (i) Options granted under the Plan may be incentive stock options ("ISOs") within the meaning of Section 422A of the Code or any successor provision, or in such other form, consistent with the Plan, as the Committee may determine; except that, so long as so provided in such Section, no ISO may be granted under the Plan after July 24, 2007 or to any employee of an Affiliate which is not a subsidiary corporation (as such term is used in subsection (b) of such Section) of the Company.

    (ii) The option price per share of Common Stock shall be fixed by the Committee at (a) in the case of ISOs, not less than 100% of the fair market value of a share of Common Stock on the date of grant and not less than the par value of a share of Common Stock and (b) in the case of other options, not less than 85% of the fair market value of a share of Common Stock on the date of grant and not less than the par value of a share of Common Stock.

    (iii) Options shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant.

    (iv) An option shall be exercised in whole or in part by written notice to the Company (to the attention of the Secretary) at any time prior to its stated expiration and payment in full of the option price for the shares as to which the option is being exercised. Payment of the option price may be made, at the discretion of the optionee, and to the extent permitted by the Committee, (A) in cash (including check, bank draft, or money order), (B) in Common Stock already owned by the optionee (valued at the fair market value thereof on the date of exercise), (C) by a combination of cash and Common Stock, or (D) with any other consideration.

  (b) SARs.

    (i) An SAR shall entitle its holder to receive from the Company, at the time of exercise of such right, an amount equal to the excess of the fair market value (at the date of exercise) of a share of Common Stock over a specified price fixed by the Committee multiplied by the number of shares as to which the holder is exercising the SAR. SARs may be in tandem with any previously or contemporaneously granted option or independent of any option. The specified price of a tandem SAR shall be the option price of the related option. The amount payable may be paid by the Company in Common Stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the Committee may determine, which determination may take into consideration any preference expressed by the holder.

    (ii) An SAR shall be exercised by written notice to the Company (to the attention of the Secretary) at any time prior to its stated expiration. To the extent a tandem SAR is exercised, the related option will be cancelled and, to the extent the related option is exercised, the tandem SAR will be cancelled.

  (c) Restricted Stock.

    (i) The Committee may award to any eligible employee shares of Common Stock, subject to this paragraph 4(c) and such other terms and conditions as the Committee may prescribe (such shares being called "restricted stock"). Each certificate for restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company.

    (ii) Restricted Stock may be awarded without any consideration other than services rendered and/or (to the extent permitted by applicable corporate law on the date of award) services to be rendered.

    (iii) There shall be established for each restricted stock award a restriction period (the "restriction period") of such length as shall be determined by the Committee. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the restriction period. Except for such restrictions on transfer and such other restrictions as the Committee may impose, the participant shall have all the rights of a holder of Common Stock as to such restricted stock. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional restricted stock or otherwise invested or accruing a yield. At the expiration of the restriction period, the Company shall redeliver to the participant (or the participant's legal representative or designated beneficiary) the certificates deposited pursuant to this paragraph.

    (iv) Except as provided by the Committee at or subsequent to the time of grant, upon a termination of employment for any reason during the restriction period all shares still subject to restriction shall be forfeited by the participant.

  (d) Performance Shares Awards.

    (i) A performance shares award shall entitle its holder to receive from the Company, following the expiration of a period of at least one fiscal year specified by the Committee (the "performance measurement period"), cash or Common Stock or a combination thereof as determined by the Committee (either at the time of grant or thereafter) in an aggregate amount based on the level of achievement during the performance measurement period of one or more Company financial performance criteria. The aggregate amount received by a participant shall be determined by a formula for such participant established by the Committee not later than the ninetieth day of the performance measurement period. The formula shall establish a range between a minimum level of achievement before any amount will be received and a level of achievement at or above which the maximum potential amount will be received. Initially, the financial performance criterion shall be earnings per share, but the Committee may subsequently use, either in substitution therefor or in addition thereto, total shareholder return (i.e., appreciation in the market value of a share of Common Stock plus dividends paid), return on stockholders' equity and/or return on invested capital.

    (ii) Performance shares awards may be awarded without any consideration other than services rendered and/or (to the extent permitted by applicable corporate law on the date of award) services to be rendered.

    (iii) The Committee may impose restrictions on the transfer of shares of Common Stock issued as a result of achieving formula levels of performance. Except for such restrictions on transfer, the recipient shall have all the rights of a holder of Common Stock as to such shares.

    (iv) Except as provided by the Committee at or subsequent to the time of grant, upon the termination of employment for any reason during the performance measurement period the performance shares award shall be forfeited by the participant.

  (e) Other Awards.

    (i) Other awards may be granted under the Plan, including, without limitation, convertible debentures, other convertible securities and other forms of award measured in whole or in part by the value of shares of Common Stock, the performance of the participant, or the performance of the Company, any Affiliate or any operating unit thereof. Such awards may be payable in Common Stock, cash or a combination thereof, and shall be subject to such restrictions and conditions, as the Committee shall determine. At the time of such an award, the Committee shall, if applicable, determine a performance period and performance goals to be achieved during the performance period, subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices, unusual or nonrecurring items or occurrences. Following the conclusion of each performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between maximum and minimum levels during the performance period in order to evaluate the level of payment to be made, if any.

    (ii) The purchase price per share of Common Stock under other awards involving the right to purchase Common Stock (including for this purpose the right to acquire Common Stock upon the conversion of convertible securities) shall be fixed by the Committee at not less than 85% of the fair market value of a share of Common Stock on the date of award and not less than the par value of a share of Common Stock. Other awards not involving the right to purchase Common Stock may be awarded without any consideration other than services rendered and/or (to the extent permitted by applicable corporate law on the date of award) services to be rendered.

    (iii) A participant may elect to defer all or a portion of any such award in accordance with procedures established by the Committee. Deferred amounts will be subject to such terms and conditions and shall accrue such yield thereon (which may be measured by the fair market value of the Common Stock and dividends thereon) as the Committee may determine. Payment of deferred amounts may be in cash, Common Stock or a combination thereof, as the Committee may determine. Deferred amounts shall be considered an award under the Plan. The Committee may establish a trust or trusts to hold deferred amounts or any portion thereof for the benefit of participants.

  (f) Cash Payments. SARs and options which are not ISOs may, in the Committee's discretion, provide that in connection with exercises thereof the holders will receive cash payments based on formulas designed to reimburse holders for their income tax liability resulting from such exercise and the payment made pursuant to this paragraph 4(f).

  (g) Surrender. If so provided by the Committee at or subsequent to the time of grant, an award may be surrendered to the Company on such terms and conditions, and for such consideration, as the Committee shall determine.

  (h) Foreign Alternatives. Without amending and notwithstanding the other provisions of the Plan, in the case of any award to be held by any participant who is employed outside the United States or who is a foreign national, the Committee may specify that such award shall be made on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

  5. Miscellaneous Provisions.

  (a) Administration. The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (i) to select participants, (ii) to make awards in such forms and amounts as it shall determine, (iii) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate, (iv) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any award granted hereunder and (vi) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. All expenses associated with the Plan shall be borne by the Company, subject to such allocation to its Affiliates and operating units as it deems appropriate. The Committee may, to the extent that any such action will not prevent the Plan from complying with Section 162(m) of the Code, delegate any of its authority hereunder to such persons as it deems appropriate.

  (b) Non-Transferability. Subject to the provisions of paragraph 5(f), no award under the Plan, and no interest therein, shall be transferable by a participant otherwise than by will or the laws of descent and distribution. All awards shall be exercisable or received during a participant's lifetime only by the participant or the participant's legal representative. Any purported transfer contrary to this provision will nullify the award.

  (c) Adjustments Upon Certain Changes. In the event of any reorganization, recapitalization, reclassification, merger, consolidation, or sale of all or substantially all of the Company's assets followed by liquidation, which is effected in such a way that holders of Common Stock are entitled to receive securities or other assets with respect to or in exchange for Common Stock (an "Organic Change"), the Committee shall make appropriate changes to insure that each outstanding award involving the right to acquire Common Stock thereafter represents the right to acquire, in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable upon exercise or payment, such securities or assets as may be issued or payable with respect to or in exchange for an equivalent number of shares of Common Stock, and appropriate changes in other outstanding awards; and in the event of any stock dividend, stock split or combination of shares, the Board of Directors shall make appropriate changes in the number of shares authorized by the Plan to be delivered thereafter and in the maximum number of shares with respect to which options, SARs and performance shares awards may be awarded to any eligible employee during the period of ten fiscal years ending in 2007, and the Committee shall make appropriate changes in the numbers of shares covered by, or with respect to which payments are measured under, outstanding awards and the exercise prices and reference prices specified therein (and in the event of a spinoff, the Committee may make similar changes), in order to prevent the dilution or enlargement of award rights. However, no right to purchase or receive a fraction of a share shall be created; and if, as a result of any such change, a fractional share would result or the right to purchase or receive the same would result, the number of shares in question shall be decreased to the next lower whole number of shares. The Committee may provide in the agreement evidencing any award for adjustments to such award in order to prevent the dilution or enlargement of rights thereunder or for acceleration of benefits thereunder and/or cash payments in lieu of benefits thereunder in the event of a change in control (or tender offer or accumulation of Common Stock), merger, consolidation, reorganization, recapitalization, sale or exchange of all or substantially all of the assets or dissolution of the Company.

  (d) Tax Withholding. The Committee shall have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any withholding or other tax payable by the Company with respect to any amount payable and/or shares issuable under the Plan, and the Committee may defer such payment or issuance unless indemnified to its satisfaction. Subject to the consent of the Committee, a participant may make an irrevocable election to have shares of Common Stock otherwise issuable under an award withheld, tender back to the Company shares of Common Stock received pursuant to an award or deliver to the Company shares of Common Stock already owned by the participant having a fair market value sufficient to satisfy all or part of the Company's withholding or other tax obligations associated with the transaction. Such election must be made by a participant prior to the date on which the relevant tax obligation arises. The Committee may disapprove of any election and may limit, suspend or terminate the right to make such elections.

  (e) Listing and Legal Compliance. The Committee may suspend the exercise or payment of any award if it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

  (f) Beneficiary Designation. To the extent permitted by the Committee, participants may name, from time to time, beneficiaries (who may be named contingently or successively) to whom benefits under the Plan are to be paid in the event of their death before they receive any or all of such benefits. Each designation will revoke all prior designations by the same participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the participant in writing with the Committee during the participant's lifetime. In the absence of any such designation, benefits remaining unpaid at a participant's death shall be paid to the participant's estate.

  (g) Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any participant's employment at any time, nor confer upon any participant any right to continue in the employ of the Company or any Affiliate for any period of time or to continue his or her present or any other rate of compensation. No employee shall have a right to be selected as a participant, or, having been so selected, to be selected again as a participant.

  (h) Amendment, Suspension and Termination of Plan. The Board of Directors or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board of Directors or the Committee may deem advisable; provided, however, that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed. No such amendment, suspension or termination shall impair the rights of participants under outstanding awards without the consent of the participants affected thereby.

  The Committee may amend or modify any award in any manner to the extent that the Committee would have had the authority under the Plan to initially grant the award as so amended or modified. No such amendment or modification shall impair the rights of the participant under such award without the consent of such participant.

  6. Effective Date. The effective date of the Plan shall be August 2, 1989, the date of its adoption by the Board of Directors; provided, however, that no award shall be granted under the Plan unless the holders of at least a majority of the outstanding shares of Common Stock voting at the Company's 1989 Annual Meeting of Stockholders approve and ratify the Plan.

                       DIRECTIONS TO DEAN FOODS COMPANY
                        ANNUAL MEETING OF STOCKHOLDERS

                          ROSEMONT CONVENTION CENTER
                             5555 NORTH RIVER ROAD
                              ROSEMONT, IL 60018
                           Telephone: (847) 692-2220

  The Rosemont Convention Center is located in Rosemont just south of the intersection at I-190 and River Road, 1.5 miles east of O'Hare International Airport and 12 miles northwest of downtown Chicago.

From the North:
If you are traveling on 294 South or from Rockford on 90 East, follow signs for O'Hare International Airport (190 West), pay toll, and exit at Mannheim Road South. Proceed in right lane, pass over the expressway and circle back down the ramp marked 190 East - Chicago, proceed 1 mile and exit at River Road South. The Rosemont Convention Center is located approximately 2 blocks south on the left.

From the South:
If you are traveling on 294 North, exit at O'Hare/River Road (190 West) and pay toll. Exit left after toll plaza to River Road. Turn right onto River Road. The Rosemont Convention Center is located approximately 2 blocks south on the left.

From Chicago:
Take Kennedy Expressway (90 West) and follow the signs for O'Hare
International Airport. Exit at River Road South. Turn right onto River Road. The Rosemont Convention Center is located approximately 2 blocks south on the left.

From West of O'Hare:
Proceed east on 190 (to Chicago). Pass through the tollgate and proceed to the second exit, Mannheim South. Proceed in right lane, pass over the expressway and circle back down the ramp marked 190 East - Chicago, proceed 1 mile and exit at River Road South. The Rosemont Convention Center is located approximately 2 blocks south on the left.

Parking:
Complimentary parking for Dean Foods Company stockholders is located across from the Convention Center directly behind the Rosemont Suites O'Hare Hotel in the Rosemont Parking Facility Garage. Do not enter parking garage via The Rosemont Suites O'Hare Hotel driveway or entrance. These parking spaces are reserved for hotel guests and violators are subject to towing at their own expense. The Rosemont Convention Center has handicapped accessible parking in the main parking facility. Parking coupons will be taken upon entering garage. Shuttle bus service will be available from garage if desired.

                              [MAP APPEARS HERE]

                            DEAN FOODS COMPANY
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]
                                                    --------------------
[                                                                              ]

1. ELECTION OF A DIRECTOR FOR A TWO-YEAR TERM EXPIRING IN 2001:
   Nominee: J. Christopher Reyes

   For  Withhold  For All
   All     All    Except*
   [_]     [_]

2. ELECTION OF DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2002:
   Nominees: Richard E. Bailey, Edward A. Brennan, John S. Llewellyn, Jr. and Richard P. Mayer

   ----------------------------------------------------------------------------
   (Except nominee(s) written above)

   For  Withhold  For All
   All     All    Except*
   [_]     [_]      [_]

3. PROPOSAL TO APPROVE amendments to the Company's 1989 Stock Awards Plan.

   For  Against  Abstain
   [_]    [_]      [_]

4. In the discretion of the proxies, the transaction of such other business which may properly come before the meeting, all as described in the Notice of 1999 Annual Meeting.

The Board of Directors Favors a Vote FOR Items 1, 2 and 3.

Dated: _________________________________________________________________ , 1999

Signature(s)___________________________________________________________________

-------------------------------------------------------------------------------
Important: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, adminis-trator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by a duly authorized officer. If a partner-ship, please sign in partnership name by an authorized person.

-------------------------------------------------------------------------------

                                PARKING COUPON

           THIS COUPON SHOULD BE TURNED IN TO THE PARKING ATTENDANT
               AT THE PARKING GARAGE ACROSS THE STREET FROM THE
                          ROSEMONT CONVENTION CENTER
                                      FOR
                         COMPLIMENTARY PARKING FOR THE
                              DEAN FOODS COMPANY
                              1999 ANNUAL MEETING
                          TUESDAY, SEPTEMBER 28, 1999

-------------------------------------------------------------------------------


                               ADMISSION TICKET              [LOGO]


                                                 Annual Meeting of Stockholders
                                                    Tuesday, September 28, 1999
                                                        10:00 A.M. Central Time

                                                     Rosemont Convention Center
                                                          5555 North River Road
                                                             Rosemont, Illinois

                                      Please present this ticket for admission.

PROXY

                              DEAN FOODS COMPANY

  Solicited by the Board of Directors for the Annual Meeting of Stockholders
                              September 28, 1999

  The undersigned Stockholder of Dean Foods Company hereby appoints Howard M. Dean, Thomas A. Ravencroft and Dale E. Kleber, and each of them, proxies, with power of substitution, to vote at the Annual Meeting of Stockholders of the Company to be held at the Rosemont Convention Center, 5555 North River Road, Rosemont, Illinois, on Tuesday, September 28, 1999, at 10:00 A.M., Central Time, or at any postponement or adjournment thereof, on the matters described on the reverse side.

     The Board of Directors Favors a Vote FOR All Nominees and FOR Item 3.
 The Shares Represented By This Proxy Will Be Voted As Directed On Items 1, 2 and 3, But Where No Direction is Indicated Will Be Voted FOR Items 1, 2 and 3.

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------


                                    Parking

Complimentary parking for Dean Foods Company stockholders is located across from the Rosemont Convention Center directly behind the Rosemont Suites O'Hare Hotel in the Rosemont Parking Facility Garage. Do not enter the parking garage via The Rosemont Suites O'Hare Hotel driveway or entrance. These parking spaces are reserved for hotel guests and violators are subject to towing at their own expense. The Rosemont Convention Center has handicapped accessible parking in the main parking facility. Parking coupons will be taken upon entering the garage. Shuttle bus service will be available from the garage if desired.


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                       DIRECTIONS TO DEAN FOODS COMPANY
                        ANNUAL MEETING OF STOCKHOLDERS

                          ROSEMONT CONVENTION CENTER
                             5555 NORTH RIVER ROAD
                              ROSEMONT, IL 60018
                           Telephone: (847) 692-2220

The Rosemont Convention Center is located in Rosemont just south of the intersection at I-190 and River Road, 1.5 miles east of O'Hare International Airport and 12 miles northwest of downtown Chicago.

From the North:
If you are traveling on 294 South or from Rockford on 90 East, follow signs for O'Hare International Airport (190 West), pay toll, and exit at Mannheim Road South. Proceed in right lane, pass over the expressway and circle back down the ramp marked 190 East--Chicago, proceed 1 mile and exit at River Road South. Rosemont Convention Center is located approximately 2 blocks south on the left.

From the South:
If you are traveling on 294 North, exit at O'Hare/River Road (190 West) and pay toll. Exit left after toll plaza to River Road. Turn right onto River Road. Rosemont Convention Center is located approximately 2 blocks south on the left.

From Chicago:
Take Kennedy Expressway (90 West) and follow the signs for O'Hare
International Airport. Exit at River Road South. Turn right onto River Road. Rosemont Convention Center is located approximately 2 blocks south on the left.

From West of O'Hare:
Proceed east on 190 (to Chicago). Pass through the tollgate and proceed to the second exit, Mannheim South. Proceed in right lane, pass over the expressway and circle back down the ramp marked 190 East--Chicago, proceed 1 mile and exit at River Road South. The Rosemont Convention Center is located approximately 2 blocks south on the left.